PRESS RELEASE

GEO POINT TECHNOLOGIES, INC. ANNOUNCES SPIN-OFF OF WHOLLY-OWNED SUBSIDIARY

SALT LAKE CITY, UTAH JANUARY 8, 2013 --

Geo Point Technologies, Inc. (OTC BB: GNNC) (the “Company”) announced today that the record date for the spin-off of its wholly-owned Nevada subsidiary, Geo Point Resources, Inc. (“Geo Point Nevada”), will be January 17, 2013.  The S-1 Registrant Statement under which the spin-off of the shares of Geo Point Nevada was registered with the Securities and Exchange Commission and the Utah Division of Securities became effective on January 7, 2013.  The spin-off payment date is subject to Geo Point Nevada’s common stock being accepted for quotations by FINRA on the OTCBB or the OTC Markets, Inc. “Pink Sheets,” following the filing and review of a Form 211 with FINRA by a registered broker-dealer. At that time, the Geo Point Nevada common stock will be issued to the Company’s stockholders entitled to such dividend, in book-entry form.  Notice of the spin-off payment and instructions to the Company’s stockholders will be provided by the Company’s transfer agent on that date.  It is not anticipated that there will be any public market for the Geo Point Nevada shares until the spin-off payment date.

CONTACT: Geo Point Technologies, Inc., +1-801-810-4662, investor.relations@geopointtech.com

Brett Maas, Managing Partner

Hayden IR

New York City - Minneapolis - Phoenix - San Diego

Office: (646) 536-7331

Mobile: (480) 861-2425

SOURCE Geo Point Technologies, Inc.

RELATED LINKS

http://www.geopointtech.com